UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2007

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51951	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d) and (e)

As previously reported in the Company’s Current Report on Form 8-K filed on April 26, 2007 (the “Prior Filing”), effective June 29, 2007, John S. Bowers Jr. was appointed President and Chief Executive Officer of Northstar Neuroscience, Inc. (the “Company”). In connection with this appointment and pursuant to the recommendation of the Compensation Committee of the Company’s board of directors (the “Board”), the Board increased Mr. Bowers’ annual base salary to $285,000, effective July 2, 2007, and granted Mr. Bowers an incentive stock option to purchase 250,000 shares of the Company’s common stock, vesting over four years. In addition, the Company and Mr. Bowers entered into an Amended and Restated Executive Employment Agreement that extends from nine months to 12 months the continuation of his base salary in the event his employment is terminated other than for cause or if he resigns for good reason. A copy of the Amended and Restated Executive Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, on June 29, 2007 the Board increased the number of directors comprising the Board from eight to nine, with the additional director to be designated as a Class I director. To fill the vacancy created by this action, and in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Mr. Bowers to serve as the new Class I director. Under Washington corporate law, Mr. Bowers will serve as a Class I director until the next annual meeting of shareholders, until his successor is duly elected and qualified or until his earlier resignation or removal, notwithstanding the fact that the term of the other Class I directors extends until the annual meeting of shareholders in 2010.

As previously reported in the Prior Filing, Alan J. Levy, Ph.D., the Company’s former President and Chief Executive Officer, resigned from those offices effective June 29, 2007 but remains a director of the Company and now serves as non-executive Chairman of Board. Dr. Levy and the Company entered into a Consultant Agreement dated July 2, 2007, under which Dr. Levy will be compensated at the rate of up to $1,500 per day for his performance of duties on behalf of the Company that are outside the scope of what would reasonably be expected from the Company’s Chairman of the Board. A copy of the Consultant Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On June 29, 2007, in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved an annual cash retainer of $10,000 for a non-executive Chairman of the Board, in addition to the other compensation payable to non-employee directors. Dr. Levy will be eligible to receive such annual cash retainer in connection with his service as non-executive Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement dated July 2, 2007 by and between the Company and John S. Bowers Jr.

10.2	Consultant Agreement dated July 2, 2007 by and between the Company and Alan Levy, Ph.D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: July 2, 2007	By:	/s/ Raymond N. Calvert
Raymond N. Calvert Vice President, Finance, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement dated July 2, 2007 by and between the Company and John S. Bowers Jr.

10.2	Consultant Agreement dated July 2, 2007 by and between the Company and Alan Levy, Ph.D.

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